Exhibit 10.10

Execution Version

CONSENT, WAIVER AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

This CONSENT, WAIVER AND AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of December 23, 2024, by and among Trina Solar US Manufacturing Module 1, LLC, a Texas limited liability company (the “Borrower”), the lenders party from time to time to the Credit Agreement (defined below) (collectively, the “Lenders”), HSBC Bank USA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent appointed pursuant to the Loan Documents, the “Administrative Agent”), and HSBC Bank USA, N.A., a national banking association, as collateral agent for the Secured Parties (in such capacity, together with any successor collateral agent appointed pursuant to the Loan Documents, the “Collateral Agent”) and, solely for purposes of Articles IV and V herein, Trina Solar US Manufacturing Holding, Inc., a Delaware corporation (“Holdings”), and Trina Solar US Manufacturing Module Associated Entity 1, LLC, a Texas limited liability company (“Trina Blocker”, and together with the Borrower, Holdings, the Lenders, the Collateral Agent, and the Administrative Agent, collectively, the “Parties”).

W I T N E S S E T H

WHEREAS, reference is made to that certain Credit Agreement, dated as of July 16, 2024 (as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Administrative Agent, the Collateral Agent and the Lenders, pursuant to which, among other things, the Lenders have agreed to extend financing to the Borrower with respect to the development, design, permitting, engineering, procurement, construction, completion, testing, operation and maintenance of a solar photovoltaic module manufacturing facility with a total annual production capacity of 5 GWdc to be located in Wilmer, Texas;

WHEREAS, Trina Solar (Schweiz) AG, an entity organized under the laws of Switzerland (“Trina AG”), wishes to sell to FREYR Battery, Inc., a Delaware corporation (“New Sponsor”), 100% of its indirect Capital Stock in the Holdings and in Trina Blocker, pursuant to and subject to the conditions precedent set forth in that certain Transaction Agreement, dated as of November 6, 2024, by and between Trina AG and New Sponsor (the “Acquisition”);

WHEREAS, in connection with the Acquisition, Trina Solar (U.S.), Inc., a Delaware corporation (“TUS”), will be hired to provide operational support to the New Sponsor;

WHEREAS, the Acquisition constitutes a Change of Control pursuant to the Credit Agreement;

WHEREAS, in connection with the Acquisition, the Sponsor wishes to terminate the Equity Contribution Agreement pursuant to the termination agreement in the form of Exhibit A-1 attached hereto (the “ECA Termination”); the New Sponsor wisher to enter into a new Equity Contribution Agreement in the form of Exhibit A-2 attached hereto (the “New Equity Contribution Agreement”); and Trina Solar Energy Development Pte. Ltd. (“TED”) wishes to enter into the ECA Guaranty in the form of Exhibit A-3 attached hereto (the “ECA Guaranty”);

WHEREAS, in connection with the Acquisition, the Sponsor and the Borrower desire to:

(a)	amend and restate the Intercompany Supply Agreement in the form of Exhibit B attached hereto (as amended and restated, the “Amended Intercompany Supply Agreement”);

(b)	amend and restate the Intercompany Poly Supply Agreement in the form of Exhibit C attached hereto (as amended and restated, the “Amended Poly Supply Agreement”);

(c)	amend and restate that certain Trademark License Agreement, dated as of July 16, 2024, by and between the Borrower and IP Licensor, in the form of Exhibit D attached hereto (as amended and restated, the “Amended Trademark License Agreement”);

(d)	amend that certain Intellectual Property License Agreement, dated as of June 1, 2024, by and between Borrower and IP Licensor, in the form of Exhibit E attached hereto (as amended, the “Amended IP License Agreement”, and together with Amended Trademark License Agreement, the “Amended IP License Agreements”);

(e)	amend and restate the Marketing Services Agreement in the form of Exhibit F attached hereto (as amended and restated, the “Amended Marketing Services Agreement”);

(f)	amend and restate the TUS Offtake Contract in the form of Exhibit G attached hereto (as amended and restated, the “Amended TUS Offtake Contract”);

(g)	terminate (i) that certain Agreement for the Provision of Services, dated as of July 16, 2024, by and between the Borrower and Trina Solar Co., Ltd., a China corporation (“TCZ”) (the “Administrative Services Agreement (TUM1-TCZ)”), and (ii) that certain related Direct Agreement, dated as of July 16, 2024, by and among TCZ, Borrower and Collateral Agent (the “ASA (TUM1-TCZ) Direct Agreement”), in each case pursuant to the Termination Agreement in the form of Exhibit H-1 attached hereto;

(h)	terminate (i) that certain Agreement for the Provision of Services, dated as of July 16, 2024, by and between the Borrower and TUS (the “Administrative Services Agreement (TUM1-TUS)” and, together with the Administrative Services Agreement (TUM1-TCZ), the “Administrative Services Agreements”), and (ii) that certain related Direct Agreement, dated as of July 16, 2024, by and among TUS, Borrower and Collateral Agent (the “ASA (TUM1-TUS) Direct Agreement” and, together with the ASA (TUM1-TCZ) Direct Agreement, the “Terminated Direct Agreements”), in each case pursuant to the Termination Agreement in the form of Exhibit H-2 attached hereto;

(i)	replace the Administrative Services Agreements with that certain Operational Support Agreement, to be dated on or about December 23, 2024, by and between TUS and New Sponsor, in the form of Exhibit H-3 attached hereto (the “Operational Support Agreement”, and together with the other amendments described in clauses (a) to (f) of these recitals, collectively, the “Intercompany Material Contract Replacements”)); and

(j)	enter into a direct agreement in respect of the Operational Support Agreement (the “Operational Support Agreement Direct Agreement”), in substantially in the form of Exhibit M of the Credit Agreement;

WHEREAS, Section 7.25 of the Credit Agreement prohibits the Borrower from (i) entering into any amendment to Material Contracts other than in accordance with Section 7.25(c) of the Credit Agreement and (ii) terminating any Material Contract;

WHEREAS, pursuant to the Credit Agreement, the Lenders’ consent is required to (i) approve the Change of Control resulting from the Acquisition (such approval, the “Change of Control Consent”), (ii) consent to execution and delivery of the Intercompany Material Contract Replacements, (iii) consent to the termination of the Terminated Direct Agreements and (iv) consent to the ECA Termination and the execution and delivery of the New Equity Contribution Agreement and the ECA Guaranty; and

WHEREAS, as a result of the Acquisition and the Intercompany Material Contract Replacements, the Parties wish to amend the Credit Agreement in accordance with the terms described in further detail herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

1.01 Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

ARTICLE II

CONSENT and WAIVER

2.01 As, and subject to the occurrence, of the Effective Date, the Lenders party hereto hereby consent to (a) the Change of Control Consent, (b) the execution and delivery of the Intercompany Material Contract Replacements by the Borrower, (c) the termination of the Terminated Direct Agreements, and (d) the execution and delivery of the ECA Termination, the New Equity Contribution Agreement and the ECA Guaranty.

ARTICLE III

AMENDMENTS TO CREDIT AGREEMENT

3.01 Pursuant to Section 10.03 (Amendments and Waivers) of the Credit Agreement and subject to the terms and conditions herein and therein, effective on and as of the Effective Date:

(a) The definition of “Administrative Services Agreements” of the Credit Agreement is hereby deleted in its entirety and any references to such Administrative Services Agreements in the Credit Agreement are hereby deleted in their entirety.

(b) The definition of “Amendment Date” is hereby added in the correct alphabetical order to Section 1.01 of the Credit Agreement as follows:

““Amendment Date” means the Effective Date, as defined in the Amendment no. 1.”

(c) The definition of “Amendment no. 1” is hereby added in the correct alphabetical order to Section 1.01 of the Credit Agreement as follows:

““Amendment no. 1” means that certain Consent, Waiver And Amendment No. 1 to Credit Agreement, executed as of December 23, 2024, by and among the Borrower, the lenders party thereto, the Administrative Agent, the Collateral Agent, and, solely for purposes of Articles IV and V therein, Holdings and Trina Blocker.”

(d) The definition of “Base Case Model” of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Base Case Model” means (i) from the Closing Date until the Amendment Date, the base case financial model delivered to the Administrative Agent for the Lenders by the Borrower pursuant to Section 4.01(o) and (ii) after the Amendment Date, the base case financial model delivered to the Administrative Agent for the Lenders by the Borrower pursuant to Section 4.01(h) of the Amendment no. 1, as may be further updated as required pursuant to this Agreement.”

(e) Clauses (e), (f) and (g) of the definition of “Change of Control” of the Credit Agreement are hereby deleted in their entirety and clauses (c) and (d) of the definition of “Change of Control” of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) the Sponsor ceases to retain, directly or indirectly, at least 50.1% of the total voting power of shares of stock or other ownership interests entitled (on a fully diluted basis) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies of Borrower;

(d) TED ceases to satisfy both of the following requirements: (i) TED retains, directly or indirectly, at least (1) at all times prior to the earlier of (i) the receipt of CFIUS Approval by the parties to the Transaction Agreement  and (ii) September 30, 2025, 15,437,847 of the Sponsor’s common stock, as adjusted for any reverse stock splits and (2) thereafter, 9.9% of the Sponsor’s common stock and (ii) the Sponsor’s board of directors consists of at least one director appointed by TED, directly or indirectly;”

(f) The definition of “CFIUS Approval” is hereby added in the correct alphabetical order to Section 1.01 of the Credit Agreement as follows:

“CFIUS Approval” means (a) CFIUS has concluded that the Conversions is not a “covered transaction” and not subject to review under the DPA, (b) CFIUS has issued a written notice that it has completed a review or investigation of the notification voluntarily provided pursuant to the DPA with respect to the Conversions, and has concluded all action under the DPA or (c) if CFIUS has sent a report to the President of the United States requesting the President’s decision and (i) the President has announced a decision not to take any action to suspend or prohibit the Conversions or (ii) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.

(g) The definition of “Conversions” is hereby added in the correct alphabetical order to Section 1.01 of the Credit Agreement as follows:

“Conversions” is defined in the Transaction Agreement.

(h) The definition of “DPA” is hereby added in the correct alphabetical order to Section 1.01 of the Credit Agreement as follows:

“DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder.

(i) The definition of “Equity Contribution Agreement” of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Equity Contribution Agreement” means that certain Equity Contribution Agreement dated December 23, 2024, among the Sponsor, the Borrower, Holdings, the Administrative Agent and the Collateral Agent.”

(j) The definition of “ECA Guaranty” is hereby added in the correct alphabetical order to Section 1.01 of the Credit Agreement as follows:

““ECA Guaranty” means that certain ECA Guaranty, dated December 23, 2024, by TED in favor of the Collateral Agent.”

(k) The definition of “Intercompany Poly Supply Agreement” of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Intercompany Poly Supply Agreement” means that certain Sales Agreement (Polysilicon Products), by and between Borrower and Intercompany Poly Supplier, dated as of December 23, 2024.”

(l) The definition of “Intercompany Supply Agreement” of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Intercompany Supply Agreement” means that certain Amended and Restated Sales Agreement (Solar Cells), by and between TED and Borrower, dated as of December 23, 2024.”

(m) The definition of “IP License Agreements” of the Credit Agreement is hereby amended and restated in its entirety as follows:

““IP License Agreements” means (a) that certain Amended and Restated Trademark License Agreement, by and between TUS and Borrower, dated as of December 23, 2024, and (b) that certain Amended and Restated Intellectual Property License Agreement, by and between IP Licensor and Borrower, dated as of December 23, 2024.”

(n) The definition of “Loan Documents” of the Credit Agreement is hereby amended by adding the words “and the ECA Guaranty” before the period at the end of such definition.

(o) The definition of “Marketing Services Agreement” of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Marketing Services Agreement” means that certain Sales Agency and Aftermarket Services Agreement, by and between TUS and Borrower, dated as of December 23, 2024.”

(p) The definition of “Material Contract” of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Material Contract” means individually or collectively, as the context may require, (a) each Construction Contract, (b) the Intercompany Supply Agreement, (c) the Intercompany Poly Supply Agreement, (d) the Poly Supply Agreement, (e) the Marketing Services Agreement, (f) the Real Property Lease, (g) each Offtake Contract, (h) the IP License Agreements, (i) the Operational Support Agreement, (j) each other contract or agreement (or series of related contracts or agreements) related to the revenues, expenses, construction, testing, maintenance, repair, operation or use, as applicable, of the Project entered into by any Loan Party and any other Person that either (i) has an aggregate contract value over its term in excess of $5,000,000 or (ii) the termination of which could reasonably be expected to result in a Material Adverse Effect and (k) in each case any credit support instruments provided under such contracts. “Material Contract” does not include off-the-shelf commercial software licenses.”

(q) The definition of “Material Contract Counterparty” is hereby amended by replacing clause (b) thereof with the following:

“(b) TED (as counterparty under the Intercompany Supply Agreement)”

(r) The following definition of “Operational Support Agreement” is hereby added to the Credit Agreement:

““Operational Support Agreement” means that certain Operational Support Agreement, by and between TUS and Sponsor, dated as of December 23, 2024.”

(s) The definitions of “Responsible Officer” and “Responsible Officer Certification” are each hereby amended by removing each reference to “TUS” therein.

(t) The definition of “Sponsor” of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Sponsor” means (i) from the Closing Date until the Amendment Date, Trina Solar Energy Development Pte. Ltd., a Singapore private limited company and (ii) on and after the Amendment Date, FREYR Battery, Inc., a Delaware corporation.”

(u) The definition of “Sponsor Party” of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Sponsor Party” means each Loan Party and the Sponsor.”

(v) The following definition of “TED” is hereby added to the Credit Agreement:

““TED” means Trina Solar Energy Development Pte. Ltd., a Singapore private limited company.”

(w) The definition of “Transaction Agreement” is hereby added in the correct alphabetical order to Section 1.01 of the Credit Agreement as follows:

“Transaction Agreement” means that certain Transaction Agreement, dated November 6, 2024, between Fryer and Trina.

(x) The following definition of “Trina Party” is hereby added to the Credit Agreement:

““Trina Party” means TED, TUS, IP Licensor and the Warranty Provider.”

(y) The definition of “TUS Offtake Contract” of the Credit Agreement is hereby amended and restated in its entirety as follows:

““TUS Offtake Contract” means that certain Amended and Restated Supply Contract, by and between TUS and Borrower, dated as of December 23, 2024.”

(z) Sections 4.02(f) and 4.03(l) of the Credit Agreement are each hereby amended by adding the words “and TED” after the words “the Sponsor” in such Sections.

(aa) Clause (h) of Section 7.14 (Transactions with Affiliates) of the Credit Agreement is hereby deleted in its entirety.

(bb) Sections 8.01(a), 8.01(b), 8.01(c)(iii) and 8.01(f)(i) of the Credit Agreement are each hereby amended by adding the words “or TED (solely until the Conversion Date)” after each use of the words “the Sponsor” in such Sections.

(cc) Sections 8.01(d), 8.01(f)(ii) and 8.01(g)(i) of the Credit Agreement are each hereby amended by adding the words “or TED (solely until the Conversion Date)” after each use of the words “the Sponsor (solely until the Conversion Date)” in such Sections.

(dd) Section 8.01(e) (Insolvency) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e) Insolvency. Any Loan Party, the Sponsor (solely until the Conversion Date), any Trina Party, or any Offtaker (each, an “Affected Party”) shall fail generally to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they become due, or shall make a general assignment for the benefit of its creditors; or any proceeding shall be instituted by or against any Affected Party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of ninety (90) days or any order or decree approving or ordering any of the foregoing shall be entered; or its board of directors (or similar governing body) shall authorize any of the actions set forth above in this paragraph (e); or”

(ee) Schedule 5.01(n) (Material Contracts) of the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 5.01(n) attached hereto as Exhibit I.

ARTICLE IV
Conditions to Effectiveness

4.01 Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Effective Date”) on which the following conditions shall have been satisfied or waived:

(a) Executed Documents. The Administrative Agent and the Lenders (or their counsel) shall have received:

(i) from each of the Borrower and all Lenders, a counterpart of this Amendment which has been duly executed on behalf of such party;

(ii) from the Borrower, the New Equity Contribution Agreement and the ECA Guaranty, each duly executed by each of the parties thereto;

(iii) from the Borrower, each of the Intercompany Material Contract Replacements, duly executed by each of the parties thereto; and

(iv) from the Borrower, the Operational Support Agreement Direct Agreement, in each case duly executed by each of the parties thereto.

(b) Secretary’s Certificates. For each of New Sponsor and TED, the Administrative Agent and the Lenders shall have received a certificate duly executed and delivered by a director, the Secretary or an Assistant Secretary of such Person certifying that attached thereto are correct and complete copies of:

(i) resolutions or authorizations of the board of directors or members or equivalent Persons, as applicable, of New Sponsor or TED, as applicable, approving the execution, delivery and performance by it of the New Equity Contribution Agreement, the ECA Termination and the ECA Guaranty, as applicable;

(ii) the names and true signatures of the officers or other authorized representatives of New Sponsor or TED, as applicable, authorized to sign this Amendment, the New Equity Contribution Agreement, the ECA Termination, the ECA Guaranty, and any Loan Document to which it is or is to be a party;

(iii) the Organizational Documents of each of New Sponsor and TED, as applicable;

(iv) with respect to New Sponsor, a certificate of incorporation from the Secretary of State of Delaware, and with respect to TED, a certificate confirming incorporation of company certified by the Assistant Registrar of Companies & Business Names, Accounting and Corporate Regulatory Authority, Singapore; and

(v) with respect to New Sponsor, a copy of a certificate of the Secretary of State of Delaware, dated reasonably near the Closing Date, certifying that New Sponsor is in good standing under the laws of the State of Delaware; and

(c) Legal Opinions. The Administrative Agent and the Lenders shall have received (i) a favorable written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to FREYR, (ii) a favorable written opinion of Vinson & Elkins LLP, special New York counsel to TED, (iii) a favorable written opinion of Dentons Rodyk & Davidson LLP, special Singapore counsel to TED, in each case in form and substance satisfactory to the Lenders and (iv) a favorable written opinion of Vinson & Elkins LLP, special New York counsel to the Borrower and the other Loan Parties as of the date hereof.

(d) KYC. The Lenders and the Agents shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” requirements and Anti-Money Laundering Laws, including the Patriot Act.

(e) Fees and Expenses. All fees and expenses then due and payable to the Secured Parties on the Effective Date, to the extent an invoice for any such fees and expenses has been delivered to the Borrower at least two (2) Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Borrower) have been paid or will be paid on the Effective Date.

(f) Representations and Warranties. Immediately before and after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (except for any representations and warranties qualified by materiality or Material Adverse Effect in which case such representations and warranties are true and correct in all respects) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(g) No Default. Immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or will occur as of the date hereof as a result of the Borrower’s execution of this Amendment or as a result of the Borrower’s execution of the Intercompany Material Contract Replacements.

(h) Financial Model. The Administrative Agent and the Lenders shall have received an updated Base Case Model to address changes resulting from the Intercompany Material Contract Replacements, in form and substance reasonably satisfactory to the Lenders party hereto, together with a duly executed and delivered certificate by a Responsible Officer of the Borrower, certifying that was prepared in good faith and on the basis of assumptions believed to be reasonable at the time of delivery thereof; provided that the projections set forth in the Base Case Model are not to be viewed as facts, that actual results during the period or periods covered by the Base Case Model may differ from such projections and the differences may be material, and that the Borrower does not make any representation or warranty as to the attainability of the results and projections set forth in the Base Case Model or as to whether the results and projections set forth in the Base Case Model will be achieved.

(i) Independent Engineer Certificate. The Administrative Agent and the Lenders shall have received a certificate duly executed and delivered by the Independent Engineer, certifying as to the Project Costs incurred up to and including the Effective Date.

ARTICLE V
REAFFIRMATION; REPRESENTATIONS AND WARRANTIES

5.01 Each Loan Party party hereto hereby affirms (a) that the Obligations under the Loan Documents (other than the Equity Contribution Agreement) are in all respects continued and outstanding as indebtedness and secured obligations of the Loan Parties under the Loan Documents and that each of the Liens granted by each of the Loan Parties pursuant to the Collateral Documents to which it is a party is valid and subsisting and (b) each of the Liens granted by the Loan Parties pursuant to the Loan Documents remains in full force and effect and secures the payment and performance of all of the Obligations under the Credit Agreement, and is hereby ratified, reaffirmed and confirmed.

5.02 Each Loan Party party hereto hereby represents and warrants to the Lenders and the Administrative Agent, as of the date hereof and as of the Effective Date, that:

(a) this Amendment has been duly executed and delivered by it and (b) this Amendment, the Credit Agreement and the other Loan Documents to which it is party as in effect on the date hereof and the Credit Agreement as modified as of the Effective Date constitute the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(b) its execution, delivery and performance of this Amendment and its performance of, respectively, the Credit Agreement and the other Loan Documents to which it is party as in effect on the date hereof and the Credit Agreement and the other Loan Documents to which it is party as modified by this Amendment on the Effective Date, have been duly authorized by all necessary limited liability company or corporate action and do not: (a) contravene the terms of its charter, bylaws, or other organizational documents, as applicable, (b) violate any law or regulations, or any order or decree of any court or Governmental Authority, (c) conflict with or result in the breach or termination of, constitute a default under or result in or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which a Loan Party is a party or by which a Loan Party or any of its property is bound, (d) result in the creation or imposition of any Lien upon any of its property or the property of any Loan Party other than those in favor of the Collateral Agent pursuant to the Loan Documents, or (e) require the consent or approval of any Governmental Authority or any other Person;

(c) no Default or Event of Default has occurred and is continuing or would result from the effectiveness of this Amendment; and

(d) both immediately before and after giving effect to this Amendment on the Effective Date, and both immediately before and after giving effect to the Acquisition, all of the representations and warranties made by it and each other Loan Party contained in the Credit Agreement and in each other Loan Document to which it or any other Loan Party is a party are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01 Reference to Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

6.02 Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the Borrower, the Agents and the Secured Parties and their respective successors, transferees and permitted assigns.

6.03 Governing Law; Etc. Sections 1.02 (Computation of Time Periods; Other Definitional Provisions), 10.02 (Expenses; Indemnity; Damage Waiver), 10.12 (Governing Law; Jurisdiction; Etc.), 10.13 (Waiver of Jury Trial), 10.14 (Treatment of Certain Information; Confidentiality) and 10.16 (Counterparts; Integration; Effectiveness) of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.

6.04 Headings. All headings used herein are for reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

6.05 Counterparts. This Amendment may be executed in two or more counterparts, including by electronic signature, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract.

6.06 Loan Document. This Amendment shall be a “Loan Document” for purposes of the definition thereof in the Credit Agreement.

6.07 No Modification; No Other Matters. Except as expressly provided for herein, the terms and conditions of the Loan Documents shall continue unchanged and shall remain in full force and effect and are hereby ratified and affirmed. This Amendment is limited in effect and shall apply solely to the matters set forth herein and to the extent expressly set forth herein and shall not be deemed or construed as an amendment, waiver or consent of any other matters. Except as expressly provided herein, nothing herein shall be construed as or deemed to be a waiver or consent by Administrative Agent or any Lender of any past, present or future breach or non-compliance with any terms or provisions contained in any Loan Document, and nothing herein shall abrogate, prejudice, diminish or otherwise affect any powers, rights, remedies or obligations of any Person arising before the date of this Amendment.

6.08 Direction of Lenders. (i) The Lenders party hereto hereby instruct the Administrative Agent and the Collateral Agent to take any and all actions set forth herein, including, without limitation, to enter into this Amendment, to execute and deliver the New Equity Contribution Agreement, the Operational Support Agreement Direct Agreement, and a Termination Agreement for each of the Terminated Direct Agreements, and (ii) the Lenders party hereto hereby acknowledge and agree that the provisions of Article IX (The Agents) of the Credit Agreement shall apply to any and all actions taken by the Administrative Agent and the Collateral Agent in accordance with such instructions.

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IN WITNESS WHEREOF, each of the Parties has executed this Amendment as of the date first written above.

BORROWER:

TRINA SOLAR US MANUFACTURING MODULE 1, LLC,

By its managing member:

Trina Solar US Manufacturing Holding, Inc.

By:	/s/ Su Wang
Name:	Su Wang
Title:	Treasurer

Solely for purposes of Articles IV and V herein,

TRINA SOLAR US MANUFACTURING HOLDING, INC.

By:	/s/ Su Wang
Name:	Su Wang
Title:	Treasurer

TRINA SOLAR US MANUFACTURING MODULE ASSOCIATED ENTITY 1, LLC,

By its managing member:

Trina Solar US Manufacturing Holding, Inc.

By:	/s/ Su Wang
Name:	Su Wang
Title:	Treasurer

[Signature Page to Consent, Waiver and Amendment No. 1 to Credit Agreement (Trina Solar)]

ADMINISTRATIVE AGENT:

HSBC BANK USA, N.A.

By:	/s/ BERTHA GALLARDO
Name:	BERTHA GALLARDO
Title:	Vice President

COLLATERAL AGENT:

HSBC BANK USA, N.A.

By:	/s/ BERTHA GALLARDO
Name:	BERTHA GALLARDO
Title:	Vice President

[Signature Page to Consent, Waiver and Amendment No. 1 to Credit Agreement (Trina Solar)]

LENDERS:

HSBC BANK USA, N.A.,
as Lender

By:	/s/ Karun Chopra
Name:	Karun Chopra (ID: 23341)
Title:	Director, HSBC Infrastructure Finance

[Signature Page to Consent, Waiver and Amendment No. 1 to Credit Agreement (Trina Solar)]

STANDARD CHARTERED BANK,
as Lender

By:	/s/ Guillermo Ortiz
Name:	Guillermo Ortiz
Title:	Executive Director

[Signature Page to Consent, Waiver and Amendment No. 1 to Credit Agreement (Trina Solar)]

SOCIÉTÉ GÉNÉRALE,
as Lender

By:	/s/ Chloe Tacconi
Name:	Chloe Tacconi
Title:	Director

[Signature Page to Consent, Waiver and Amendment No. 1 to Credit Agreement (Trina Solar)]